
                                                                        PERFORMANCE CALCULATION

                                                          COLONIAL SHORT DURATION U.S. GOVERNMENT FUND - CLASS C

                                                                            Year End: 8/31/97

                                                                         Inception Date: 1/4/95


                                            1 YEAR ENDED 8/31/97                                 FROM INCEPTION
                                                                                               1/4/95 TO 8/31/97
                                 Standard                        Non-Standard        Standard                     Non-Standard
Initial Inv.                     $1,000.00                        $1,000.00          $1,000.00                     $1,000.00

Amt. Invested                    $1,000.00                        $1,000.00          $1,000.00                     $1,000.00
Initial NAV                          $9.82                            $9.82              $9.55                         $9.55
Initial Shares                     101.833                          101.833            104.712                       104.712

Shares From Dist.                    5.613                            5.613             15.854                        15.854
End of Period NAV                    $9.92                            $9.92              $9.92                         $9.92

CDSC*                                 1.00%
Total Return                          5.59%                           6.59%             19.60%                        19.60%

Average Annual                       5.59%                            6.59%              6.96%                         6.96%
   Total Return
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